                                                                EXHIBIT 10.16(b)


                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT is entered into as of the 15th day of October 2002, by and between ProLogis-Macquarie Kentucky I LLC, a Delaware limited liability company ("Landlord"), and Innotrac Corporation ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into a Lease dated as of the 23rd day of April, 2002 (such Lease, as heretofore and hereafter modified, being herein referred to as the "Lease") pursuant to which Landlord leased to Tenant approximately 286,000 square feet located at 1226 Aviation Blvd, Hebron, KY 41048 (the "Original Premises"); and

         WHEREAS, a scrivener's error occurred in the drafting of the Lease whereby the Landlord's name was drafted as ProLogis Development Services Incorporated; and

         WHEREAS, Landlord and Tenant hereby desire to correct Landlord's name as of the date of the drafting of the Lease to reflect ProLogis Limited Partnership-IV, a Delaware limited partnership; and

         WHEREAS, the Lease was assigned to ProLogis-Macquarie Kentucky I LLC, a Delaware limited liability company, pursuant to that certain Bill of Sale and Assignment of Leases, Contracts and Permits dated as of the 27th day of June, 2002; and

         WHEREAS, Landlord and Tenant desire to expand the Premises by 44,000 square feet in addition to modifying certain other terms and conditions as set forth below.

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

         1. Landlord and Tenant hereby acknowledge and agree that as of the date of the Lease, the Landlord's name under the Lease should have been reflected as ProLogis Limited Partnership-IV, a Delaware limited partnership.

         2. Landlord and Tenant hereby acknowledge and agree that the Landlord's name under the Lease as of June 27, 2002, is hereby revised to reflect ProLogis-Macquarie Kentucky I LLC, a Delaware limited liability company.

         3. Effective on October 1, 2002 (the "Expansion Premises Commencement Date"), the Original Premises shall hereby be expanded to include those certain premises consisting of approximately 44,000 rentable square feet (the "Expansion Premises"), as more fully described on the attached Exhibit A-l. The Premises as described in the Lease shall be revised to include the Expansion Premises and shall further be revised to reflect a total square footage of approximately 330,000 square feet.

         4. The Lease Term for the Expansion Premises shall commence on the Expansion Premises Commencement Date and shall continue through the end of the original lease term July 31, 2007.

         5. The total monthly Base Rent for the Original Leased Premises and the Expansion Premises, during the Original Leased Premises Extension Term and the Expansion Premises Lease Term as defined herein, shall be due and payable to Landlord in accordance with Paragraph 4 of the Lease equal to the following amount for the respective period set forth below:

                  Period                                     Amount
                  ------                                     ------
         October 1, 2002 through July 31, 2007       $77,000 per month

         6. Effective on the Expansion Premises Commencement Date, Tenant's Proportionate Share of the Building and Project shall be revised to reflect the amount for the respective periods set forth below:



                                                 Tenant's Proportionate            Tenant's Proportionate
                 Period                            Share of Building                   Share of Project
                --------                         ----------------------          --------------------------
       October 1, 2002 through July 31, 2007               83%                               83%

         7. Effective on October 1, 2002, the Initial Estimated Monthly Operating Expense Payments shall be as follows: Monthly Charge


                  Common Area Charges:            $ 4,675.00
                  Taxes:                            8,250.00
                  Insurance:                        1,650.00
                                                  ----------
                  Total                           $14,575.00


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         8.       Effective on October 1, 2002, Addendum 1 of the Lease,
captioned "Right Of First Refusal", paragraph (a) shall be replaced with the following:

         "Offered Space shall mean the adjoining 66,000 square feet of space as indicated on Exhibit A-l attached hereto."

         9. Effective on October 1, 2002, Addendum 5 of the Lease, captioned "Cancellation Option", shall be revised to reflect the following:

                  "Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default, Tenant shall have the right at any time on or before the first day of the 30th month of the Lease Term to send Landlord written notice (the "Termination Notice") that Tenant has elected to terminate this Lease effective on the last day of the 36th month of the Lease Term with respect to the Premises consisting of approximately 330,000 square feet only. It is the express intent of the parties that this Cancellation Option shall not apply to the Offered Space as defined in Addendum 1 of the Lease, as amended by Paragraph 8 under this Amendment.

                  If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord $1,880,760.00 contemporaneously with Tenant's deliver of the Termination Notice to Landlord. Such amount is consideration for Tenant's option to terminate and shall not be applied to rent or any other obligation of Tenant. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination."

         10. With the exception of those terms and conditions specifically modified and amended herein, the Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall supersede and control.

         11. All capitalized terms used but not defined herein which are defined in the Lease shall have the same meaning herein as in the lease.


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